AGREEMENT


         THIS IS AN AGREEMENT ("Agreement") between Roger H. Ballou and Georgeann Ballou (collectively referred to as "the Ballous") and CDI Corporation ("CDI") made this 14th day of March, 2002.

                                   Background

A. Roger Ballou became President and Chief Executive Officer of CDI on
October 1, 2001. As part of his Employment Agreement, he was required to relocate his residence from Washington, DC to Philadelphia, PA.

B. The Ballous have located a new residence in Philadelphia ("the Philadelphia property") and will close on the purchase of that property on March 15, 2002. CDI has agreed to provide a bridge loan ("the Bridge Loan") to the Ballous to assist them in the purchase of the Philadelphia property. A condition of the Bridge Loan is that it be repaid no later than July 31, 2001.

C. The Ballous have also entered into a contract ("the Current Sale Contract") for the sale of their Washington, DC residence ("the Washington property") and are scheduled to close on the sale of that property on June 20, 2002.

D. The Ballous desire to eliminate the uncertainty associated with the possibility that the Current Sale Contract may not close and the proceeds from such sale would, in such event, not be available to repay the Bridge Loan.

E. CDI is willing to assist the Ballous to remove this uncertainty by taking the steps set forth in this Agreement.

                                    Agreement

     NOW, THEREFORE, in consideration of their respective undertakings set forth herein, the Ballous and CDI hereby agree as follows:

     1. As of the date hereof, the Ballou's assign to CDI, and CDI assumes, the financial risk and/or reward associated with the sale of the Washington property. The intent of this assignment and assumption is for CDI and the Ballous to experience as close as possible the same financial outcome as if the Ballous had transferred, as of the date of this Agreement, the Washington property to CDI under the terms of the CDI Corporation Guidelines for Relocation of and Reimbursements to New Executive Officers ("the Guidelines").

     2. To carry out the intent of Section 1, above, CDI may elect at its option, any of the following alternatives:

          (a) to have the Ballous continue to perform under the Current Sale Contract. At the closing of such contract, the Ballous will receive $4,187,500 (i.e., the average of two appraisals that have been performed on the Washington property) minus the amount then payable to CDI under the Bridge Loan which amount will be paid to CDI. The remaining net proceeds of this sale will be paid to CDI;

          (b) if the Current Sale Contract does not close, CDI will, no later than July 31, 2002, pay to the Ballous $4,187,500 minus the amount then owed to CDI under the Bridge Loan and the Ballous will transfer the Washington property per CDI's instructions; or

          (c) at any time after the date hereof and prior to the closing under the Current Sale Contract, CDI may pay to the Ballous $4,187,500 minus the amount then owed to CDI under the Bridge Loan and the
               Ballous  will   transfer  the   Washington   property  per  CDI's
               instructions.
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     3. All  miscellaneous  costs  will be paid as set  forth in the  Guidelines based on the particular approach selected.

     4. The Ballous may continue to reside at the Washington property until such time as they move to the Philadelphia property. During such time the Ballous will continue to pay the mortgage, maintain the current homeowner's insurance and generally maintain the Washington property, and their costs of doing so will be considered to be appropriate rent for the property.

     5. Following their move out of the Washington property, the Ballous will continue to pay the costs of the mortgage, insurance and maintenance on such property until the property is titled in a new owner and CDI will reimburse the Ballous for such costs.

     Intending to be legally bound, the parties have executed this Agreement as of the date set forth above.

Attest:                                        CDI Corporation


By:                                            By:
   --------------------------------               ----------------------------


   --------------------------------            -------------------------------
               Witness                                  Roger H. Ballou

   --------------------------------            -------------------------------
               Witness                                  Georgeann Ballou